EXHIBIT 1

JOINT ACQUISTION AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED:  January 1, 2018

Senrigan Capital Group Limited

By:	/s/ Chris Nash
	Name:	Chris Nash
	Title:	Chief Operating Officer

Senrigan Master Fund

/s/ Nick Taylor
By: Nick Taylor
Director

Senrigan Capital Management Limited

/s/ Nick Taylor
Nick Taylor
Director

/s/ Nick Taylor
Nick Taylor